UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

(Address of principal executive offices)

(772) 429-2525

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K filed with the SEC on February 23, 2026 (the “Original 8-K”) is being filed solely to correct a typographical error in the Original 8-K. The Original 8-K incorrectly stated that the Registration Statement (as defined below) was declared effective by the Commission (as defined below) on February 12, 2026. The correct date is February 13, 2026. No other changes have been made to the Original 8-K.

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2026, Twin Vee PowerCats Co., a Delaware corporation (the “Company”), entered into a placement agency agreement (the “Placement Agency Agreement”) with ThinkEquity LLC, as sole placement agent (the “Placement Agent”), pursuant to which the Company agreed to issue and sell directly to various investors in a best efforts public offering (the “Offering”) an aggregate of 6,383,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $0.47 per share.

The Offering closed on February 23, 2026. The Company received gross proceeds of approximately $3.0 million, before deducting estimated placement agent fees, reimbursement of placement agent expenses, and estimated offering expenses. The Company intends to use the net proceeds from the Offering, together with its existing resources, primarily for working capital and general corporate purposes.

As part of its compensation for acting as Placement Agent for the Offering, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds, a non-accountable expense allowance equal to 1% of the aggregate gross proceeds, and reimbursement for certain of the Placement Agent’s expenses in the amount of $50,000. Pursuant to the Placement Agency Agreement, the Company also agreed to issue to the Placement Agent and/or its designees warrants (the “Placement Agent’s Warrants”) to purchase 319,150 shares of Common Stock, which equals 5% of the shares of Common Stock purchased in the Offering. The Placement Agent’s Warrants are immediately exercisable, in whole or in part, during the five-year period following the commencement of sales of the Shares issued in the Offering.

The Shares and the Placement Agent’s Warrants are being sold pursuant to an effective Registration Statement on Form S-1 (File No. 333-292661) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and declared effective by the Commission on February 13, 2026, and a prospectus, dated February 19, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act.

The Company agreed and its executive officers and directors entered into lock-up agreements pursuant to which they agreed that, without the prior written consent of the Placement Agent, not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other of the Company’s securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of three months from February 23, 2026.

The Placement Agency Agreement contains customary representations and warranties that the parties made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Placement Agency Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The foregoing descriptions of the Placement Agency Agreement and the Placement Agent’s Warrant are not complete and are qualified in its entirety by reference to the full text of the Placement Agency Agreement and the form of Placement Agent’s Warrant, copies of which are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

On February 19, 2026, the Company issued a press release announcing the pricing of the Offering.

On February 23, 2026, the Company issued a press release announcing the closing of the Offering.

Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
1.1+^	Placement Agency Agreement, dated as of February 19, 2026, by and between Twin Vee PowerCats Co. and ThinkEquity LLC, as placement agent
4.1	Form of Placement Agent’s Warrant
99.1	Press Release dated February 19, 2026
99.2	Press Release dated February 23, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Certain portions of this exhibit indicated therein by [**] have been omitted in accordance with Item 601(b)(10) of Regulation S-K.
^	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2026	TWIN VEE POWERCATS CO. (Registrant)

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer and President